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                                                                       EXHIBIT 5

                         [LOGO OF CITY NATIONAL BANK]
                                LEGAL DEPARTMENT
                                  FIFTH FLOOR
                            400 NORTH ROXBURY DRIVE
                      BEVERLY HILLS, CALIFORNIA 90210-5021

STEVEN L. STRANGE
Managing Counsel
(310) 888-6264
Fax (310) 888-6232
                                   March 20, 1996

City National Corporation
400 North Roxbury Drive
Beverly Hills, CA  90210

RE:    AUTHORIZATION OF 3,000,000 SHARES OF
       CITY NATIONAL CORPORATION COMMON STOCK, $1.00 PAR VALUE,
       PURSUANT TO CITY NATIONAL CORPORATION 1995 OMNIBUS PLAN

Ladies and Gentlemen:

       As counsel to City National Corporation, I have made such inquiries and reviewed such documents as I have deemed necessary, including without limitation, the following:

       (a) Certificate of Incorporation of City National Corporation, as amended to date.

       (b)     By-laws of City National Corporation, as amended to date.

       (c) Minutes of the Meeting of the Board of Directors of City National Corporation held on February 22, 1995.

       (d) Minutes of the Annual Meeting of Shareholders of City National Corporation, held April 18, 1995.

       (e)     City National Corporation 1995 Omnibus Plan, as amended to date.

       Based upon the foregoing, I am of the opinion that up to 3,000,000 shares of City National Corporation common stock, $1.00 par value, to be issued pursuant to the City National Corporation 1995 Omnibus Plan, will, when sold, be legally issued, fully paid and not assessable.

       I hereby consent to the use of this opinion as an Exhibit to City National Corporation's Registration Statement on Form S-8, and to the reference to me as Counsel for the Corporation under the caption "Interests of Named Experts and Counsel" in the Prospectus.


                                             Very truly yours,

                                             /s/ Steven L. Strange
                                             ----------------------
                                             STEVEN L. STRANGE
SLS\                                         Managing Counsel

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